Exhibit T3C.2

_______________________________________________________________________________







                    GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY

                                   as Issuer,


                            THE SUBSIDIARY GUARANTORS
                          (as defined in the Indenture)

                                 as Guarantors,

                                       and



                            WILMINGTON TRUST COMPANY

                                   as Trustee



                            ________________________

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of ___________, 2005

                           __________________________



                     10% Subordinated Secured Notes due 2011


_______________________________________________________________________________



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                          FIRST SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of ____________, 2005 (the "Supplemental Indenture"), is made and entered into by and among GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY, a Delaware corporation (the "Issuer"), the undersigned Subsidiary Guarantors (the "Guarantors") and WILMINGTON TRUST COMPANY, as Trustee, (the "Trustee"), under and pursuant to an Indenture dated as of April 14, 2005, by and among the Issuer, the Guarantors and the Trustee (the "Original Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

      WHEREAS, Section 9.01(g) of the Original Indenture provides that without the consent of any Holder of a Note the Issuer, the Guarantors and the Trustee may amend or supplement the Original Indenture and the Notes to provide for the issuance of Notes in payment of interest in lieu of interest deferral and to make all changes resulting therefrom and Section 9.01(e) of the Original Indenture provides that without the consent of any Holder of a Note, the Issuer, Guarantors and Trustee may amend or supplement the Indenture to comply with the requirements of the SEC in order to effect the qualification of the Indenture under the TIA; and

      WHEREAS, the Issuer desires to amend and supplement the Original Indenture and the Notes by way of the adoption of the amendments set forth in Article I (relating to the Original Indenture) and Article II (relating to the Notes), respectively, of this Supplemental Indenture (the "Proposed Amendments"); and

      WHEREAS, the Boards of Directors of the Issuer and the Guarantors each has adopted resolutions authorizing and approving the Proposed Amendments, and the Issuer, the Guarantors and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

      NOW, THEREFORE, for good and valuable consideration, the receipt and
sufficiency   of  which  are  hereby   acknowledged,   the   parties  to  this
Supplemental Indenture hereby agree as follows:

                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL INDENTURE

      Section 1.01 of the Original Indenture--Amended Definitions. The following definitions in Section 1.01 of the Original Indenture are hereby amended as follows:

      (a) The definition of "Deferred Interest" is hereby deleted in its entirety.

      (b)   The following definitions are hereby inserted into Section 1.01
            Indenture:

        (i)   "Additional Notes" means Notes issued in payment of interest.

        (ii) "principal" when referring to principal payable on the Notes, means the principal of the Notes, including any Additional Notes, if any.

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      (c)   The definition of "interest" is hereby deleted in its entirety and replaced with the following:

                  "interest"   when  referring  to  interest
                  payable on the Notes, means the interest borne by the Notes.

      Section 1.02 Section 1.02 of the Original Indenture. Section 1.02 of the Original Indenture is hereby amended by deleting the terms "Compounded Interest" and "Interest Deferral" therefrom.

       Section 1.03  Other Amendments to the Original Indenture.

       (a) Section 2.01(b) of the Original Indenture is hereby deleted in its entirety and replaced with the following:


                  "(b) Notes. The Notes shall be originally issued as restricted and unrestricted Global Notes. Thereafter, beneficial interests in the Global Notes may be exchanged for Restricted Definitive Notes and Unrestricted Definitive Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and, in the case of Restricted Definitive Notes, shall bear the Private Placement Legend). Each Note shall represent such of the outstanding Notes as shall be specified therein and shall represent the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers, redemptions and the issuance of Additional Notes. Any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in the records of the Trustee or the Custodian, at the direction of the Trustee, or, in the case of Additional Notes, in accordance with a supplemental Authentication Order delivered by the Company."

      (b) The fourth paragraph of Section 2.02 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

                        "The Trustee  shall,  upon a written  order
                  of  the   Company   signed  by  an  Officer  (an
                  "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. Thereafter, and from time to time after receipt of a supplemental Authentication Order, the
                  Trustee  and  the  Company   shall   notify  the
                  Depositary of an increase or decrease in the amount of the Global Note and record

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                  the  amount  of any  increase  in the  aggregate
                  principal  amount of the Global  Note to reflect
                  the  issuance  of  any  Additional   Notes.  The
                  aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth in paragraph 4 of the Notes except as provided in Section 2.07 hereof."

      (c) The first paragraph of Section 2.03 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

                        "The  Company  shall  maintain an office or
                  agency   where  Notes  may  be   presented   for
                  registration   of  transfer   or  for   exchange
                  ("Registrar")  and an  office  or  agency  where
                  Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange as well as the issuance of Additional Notes. The Company may appoint the Registrar and one or
                  more   additional   paying   agents.   The  term
                  "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as
                  such.   Neither  the  Company  nor  any  of  its
                  Subsidiaries   may  act  as   Paying   Agent  or
                  Registrar."

      (d) Sections 3.01 and 3.03(b) of the Original Indenture are hereby amended by deleting the words "(including without limitation all amounts of Deferred Interest and Compounded Interest due on the redemption date)" therefrom.

      (e)   Section  3.05 of the  Original  Indenture  is  hereby  amended  by
deleting  the  words   "(including   any  Deferred   Interest  and  Compounded
Interest)" therefrom.

      (f) Section 4.01 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

      "Section 4.01  PAYMENT OF NOTES

                        The Company  shall pay or cause to be paid
                  the  principal  of and  interest on the Notes on
                  the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due; provided, however, that with respect to payments of interest due on any of the first 12 Interest Payment Dates, the Company may elect, by delivery of a supplemental Authentication Order to the Trustee no later than thirty (30) days prior to the relevant Interest Payment Date, to

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                  pay  interest  in  Additional  Notes  in lieu of
                  cash.

                        If the Company  elects to pay  interest in
                  the form of Additional Notes, the Company shall deliver to the Trustee and the Holders at least thirty (30) days prior to the relevant Interest Payment Date, notice, in the form of a supplemental Authentication Order, stating (i) that the Company has elected to pay interest in the form of Additional Notes, (ii) and the amount of interest for each $1,000 in aggregate principal amount outstanding and the amount of Additional Notes to be authenticated in lieu of cash payments and (iii) the date on which all such interest is due. No Additional Notes shall be issued in denominations of less than $1. Instead of issuing Additional Notes in denominations of less than $1, any issuance of Additional Notes shall reflect a rounding to the nearest whole dollar (up or down) with half dollars being rounded down. Notwithstanding the foregoing, the Company shall not be entitled to pay interest on the Notes in the form of Additional Notes on or after the 12th Interest Payment Date after the Issue Date.

                        The Company shall pay interest  (including
                  post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful."

                                  ARTICLE II

                   AMENDMENTS TO SUBORDINATED SECURED NOTES

      Section 2.01. (a) Paragraphs 1 and 2 of the Notes. Paragraphs 1 and 2 of each Note, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, are hereby amended by deleting such paragraphs and replacing them with the following:

                  1. "INTEREST. Golden Northwest Aluminum Holding Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from April 14, 2005 until the Maturity Date. In the event that the Company elects to pay interest in the form of
                  Additional   Notes   as   provided   in  and  in
                  accordance with the Indenture, interest for any such period shall accrue and be paid (quarterly) as provided in the Indenture in the form of Additional Notes. The Company will pay interest quarterly on June 30, September 30, December 31 and March 31 of each year, or if any such day is not a Business

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                  Day, on the next  succeeding  Business Day (each
                  an  "Interest  Payment  Date")  in  cash,  or in
                  Additional   Notes   as   provided   in  and  in
                  accordance with the Indenture. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid (whether in cash or Additional Notes), from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated on a date falling between a record date referred to on the face hereof and the next succeeding Interest Payment Date for such record date,
                  interest  shall   initially   accrue  from  such
                  Interest   Payment  Date  and   thereafter,   as
                  provided above; provided, further, that the first Interest Payment Date shall be June 30, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it
                  shall  pay  interest  (including   post-petition
                  interest in any proceeding  under any Bankruptcy
                  Law), on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 15, September 15, December 15 or March 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent; provided, however, that as and to the extent provided in the Indenture, the Company may elect to pay interest through the issuance of Additional Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts."

            (b) Paragraph 4 of the Notes is hereby amended by adding the following before the period at the end of such paragraph, "plus the amount of any Additional Notes issued as provided in the Indenture."

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                                 ARTICLE III

                              GENERAL PROVISIONS
      Section 3.01. Effectiveness and Operativeness. The provisions of this Supplemental Indenture shall become effective, and the amendments provided for in Articles I, and II of this Supplemental Indenture shall be operative, immediately upon the execution hereof by the parties hereto following the qualification of the Indenture pursuant to the TIA.

      Section 3.02. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Original Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

      Section 3.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Issuer is delivering to the Trustee:

            (a) an Officer's Certificate in the form attached hereto as Exhibit A; and

            (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

      Section 3.04. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

      Section 3.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN GENERAL OBLIGATION LAW SECTIONS 5-1401 AND 5-1402.

      Section 3.06. Multiple Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 3.07. Trustee's Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, enforceability or sufficiency of this Supplemental Indenture.

      Section 3.08. Successors and Assigns. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

     [Remainder of Page Left Blank Intentionally; Signature Page Follows]

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      IN WITNESS  WHEREOF,  the parties to this  Supplemental  Indenture  have caused the Supplemental Indenture to be duly executed as of day and year first above written.


                                    SIGNATURES

                                    GOLDEN NORTHWEST ALUMINUM
                                    HOLDING COMPANY


                                    By:________________________
                                       Name:
                                       Title:


                                    NORTHWEST ALUMINUM TECHNOLOGIES, LLC


                                    By:________________________
                                       Name:
                                       Title:



                                    NORTHWEST ALUMINUM COMPANY


                                    By:________________________
                                       Name:
                                       Title:


                                    NORTHWEST ALUMINUM SPECIALTIES, INC.


                                    By:________________________
                                       Name:
                                       Title:


                                    NSC SMELTER LLC


                                    By:________________________
                                       Name:
                                       Title:


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                                    WILMINGTON TRUST COMPANY, as Trustee


                                    By:________________________
                                       Name:
                                       Title:




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                                    EXHIBIT A


                    GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY

                              OFFICER'S CERTIFICATE

      The undersigned, Eugene I. Davis, the President of Golden Northwest Aluminum Holding Company, a Delaware corporation (the "Issuer"), does hereby certify, pursuant to Section 9.06 of that certain Indenture, dated as of April 14, 2005 by and among the Issuer, the Guarantors and the Trustee, as follows (capitalized terms herein being used with the meanings assigned to them in the First Supplemental Indenture dated as of the date hereof (the "Supplemental Indenture"), unless otherwise defined herein):

      1.    The undersigned has read Section 9.01 of the Original Indenture.

      2. In my opinion, I have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Original Indenture requiring compliance by the Issuer prior to or concurrently with the execution and delivery by the Issuer of the Supplemental Indenture have been complied with.

      3. In my opinion, each of the conditions precedent in the Indenture requiring compliance by the Issuer prior to or concurrently with the execution and delivery by the Issuer of the Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to Section 9.01 of the Original Indenture, to execute the Supplemental Indenture.



                           [Signature Page follows]


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      IN WITNESS WHEREOF, the undersigned has executed this Officer's
Certificate as of ________________, 2005.


                                       ___________________________
                                       Eugene I. Davis, President of
                                       Golden Northwest Aluminum
                                       Holding Company




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                                    EXHIBIT B


    Matters to be Covered by Opinion of Counsel to the Issuer and Guarantors
    ------------------------------------------------------------------------


            1. Each of the conditions precedent in the Indenture requiring compliance by the Issuer or Guarantors, as the case may be, prior to or concurrently with the execution and delivery by the Issuer or Guarantors, as the case may be, of the Supplemental Indenture has been complied with by the Issuer or Guarantors, as the case may be, and the Trustee is authorized or permitted, pursuant to Section 9.01 of the Original Indenture, to execute the Supplemental Indenture.









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